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                                                                   EXHIBIT 10.19

                             SECURED PROMISSORY NOTE

$157,250.00
                                                         Los Angeles, California
                                                                 October 2, 2001


        FOR VALUE RECEIVED, the undersigned, Gregory G. Dollarhyde ("Borrower"),
                                                                     --------
promises to pay to FRESH ENTERPRISES, INC. a California corporation ("Company"), or its order, the principal amount of ONE HUNDRED FIFTY-SEVEN
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THOUSAND TWO HUNDRED FIFTY DOLLARS ($157,250.00), with interest from hereof on the unpaid principal balance under this Note at the rate of the date six percent (6%) per annum, as calculated on the basis of a 360-day year and the actual number of days elapsed. The principal amount of this Note shall be due and payable on the earlier to occur of the following dates (the "Maturity
                                                                 --------
Date"): (1) November 24, 2003; (2) the date on which the indebtedness under this
----
Note is accelerated as provided for under this Note or the Pledge Agreement
(as defined below); (3) the first anniversary of the date of Borrower's termination of employment with Company by Borrower as a result of Company's material breach of the Employment Agreement dated November 24, 1998 by and between Borrower and Company, as in effect from time to time (the "Employment
                                                                   ----------
Agreement") (as set forth in Section 6(a)(v) thereof); (4) the 180th day
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following the date of Borrower's termination of employment with Company by reason of (i) termination by Company without "just cause" pursuant to
Section 6(a)(vi) of the Employment Agreement or (ii) termination by mutual consent of Borrower and Company; or (5) the 90th day following the date of Borrower's termination of employment with Company for any reason not specified in subsections (3) and (4) above. Interest under this Note shall be due and payable annually in arrears, with the first such payment due October 2, 2002. On the Maturity Date the entire remaining unpaid principal balance of this Note, together with any and all accrued and unpaid interest and any and all costs and expenses provided for under this Note and the Pledge Agreement, shall be due and payable.

         All payments under this Note shall be made to Company or its order, in lawful money of the United States of America and in immediately available funds and delivered to Company by wire transfer to Company's account as set forth in written instructions delivered by Company to Borrower prior to the Maturity Date or at the offices of Company at its then principal place of business or at such other place as Company or any holder hereof shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. All amounts due under this Note and the Pledge Agreement shall be payable without defense, set off or counterclaim.

         Each payment under this Note shall applied in the following order: (i) to the payment of costs and expenses provided for under this Note or the Pledge Agreement, (ii) to the payment of accrued and unpaid interest; and (iii) to the payment of outstanding principal. Company and each holder hereof shall have the continuing and exclusive right to apply or reverse and reapply any and all payments under this Note.

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         This Note may be prepaid in whole or in part at any time, without penalty except that interest shall be paid to the date of payment on the principal amount prepaid. This Note shall not be assignable by either of Company or Borrower without the written consent of the other.

         Upon the occurrence of a default under this Note or the Pledge Agreement, including, without limitation, failure to make any principal or interest payment by the stated maturity (whether by acceleration, notice of prepayment or otherwise) for such payment, interest shall thereafter accrue on the entire unpaid principal balance under this Note, including, without limitation, any delinquent interest which has been added to the principal amount due under this Note pursuant to the terms hereof. In addition, upon the occurrence of a default under this Note or the Pledge Agreement, the holder of this Note may, at its option, without notice to or demand upon Borrower or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note or the Pledge Agreement, whereupon the same shall be immediately due and payable. On each anniversary of the date of any default under this Note and while such default is continuing, all interest which has become payable and is then delinquent shall, without curing the default under this Note by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal, with interest on overdue interest to bear interest, in each case to the fullest extent permitted by applicable law, both before and after default, maturity, foreclosure, judgment and the filing of any petition in a bankruptcy proceeding. In no event shall interest be charged under this Note which would violate any applicable law.

         This Note is secured under that certain Repayment and Stock Pledge Agreement, dated the date hereof, between Borrower and Company (as amended from time to time, the "Pledge Agreement"). Reference is hereby made to the Pledge
                   ----------------
Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note. Nothing herein shall be deemed to limit the rights of the Company under this Note or the Pledge Agreement, all of which rights and remedies are cumulative.

         No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of Company or any holder of this Note, and then only to the extent specifically set forth therein.

         If any default occurs in any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys' fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the holder's rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by the holder's acceptance of any past due installments or by any indulgence granted by the holder to Borrower.

         Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind (except such notices as may be required under the Pledge Agreement), and agree that, subject to the limitations set forth in the Pledge Agreement, they shall remain liable for amounts due under this

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Note notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note or the Pledge Agreement. Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand under this Note to the fullest extent permitted by law.

         This Note shall inure to the benefit of Company, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of Borrower. Each reference herein to powers or rights of Company shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

         In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

         This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law; provided, that Company and each holder hereof reserves any and all rights it may have under federal law, including without limitation those relating to the charging of interest.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed the day and year first above written.


                                          /s/ Gregory G. Dollarhyde
                                        ----------------------------------------
                                        Gregory G. Dollarhyde

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